Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
GP Strategies Argentina S.R.L.	Argentina
GP Strategies Australia Pty Limited	Australia
TTi International (Australia) Pty Ltd	Australia
GP Treinamento Brasil Ltda	Brazil
TTI - Inovações em Treinamento Ltda.	Brazil
GP Strategies Canada ULC.	Canada
GP Strategies Chile Ltda	Chile
GP Strategies Capacitación Chile Ltda	Chile
GP (Shanghai) Co., Ltd.	China
TTi Consulting (Beijing) Limited	China
GP Strategies Colombia Ltda	Colombia
GP Strategies Cyprus Limited	Cyprus
GP Strategies Nordic A/S	Denmark
GP Strategies Denmark ApS	Denmark
GP Strategies Egypt, LLC	Egypt
GP Strategies France S.A.R.L.	France
GP Strategies Finland Oy	Finland
GP Strategies Deutschland GmbH	Germany
GP Strategies (Hong Kong) Limited	Hong Kong
GP Strategies Hungary Kft	Hungary
GP Strategies India Pvt. Ltd.	India
Total Training Innovations Private Limited	India
GP Strategies Ireland Limited	Ireland
GP Strategies Japan G.K.	Japan
TTi - Japan Corporation	Japan
GP Strategies Malaysia Sdn. Bhd.	Malaysia
General Physics Corporation Mexico, S.A. de C.V.	Mexico
Trabajo Total Integrado, S.A. de C.V.	Mexico
GP Strategies Netherlands B.V.	Netherlands
TTI Peru S.A.C.	Peru
GP Strategies Philippines, Inc.	Philippines
TTi Global Philippines, Inc.	Philippines
GP Strategies Poland sp. Z.o.o	Poland
Treinova Portugal, Unipessoal Lda	Portugal
GP Strategies Performance Training SRL	Romania
GP Strategies Singapore (Asia) Pte. Ltd.	Singapore
TTi Global Consultancy South Africa	South Africa
GP Strategies Korea Y.H.	South Korea
TTI Global Consultancy S.L.	Spain
GP Strategies Sweden AB	Sweden
GP Strategies Switzerland GmbH	Switzerland
GP Strategies Taiwan Ltd.	Taiwan
GP Strategies (Thailand) Co., Ltd. Limited	Thailand
GP Strategies Automotive (Thailand) Co., Ltd.	Thailand
GP Strategies Danýþmanlýk Limited Þirketi	Turkey
GP Strategies Middle East FZ-LLC	United Arab Emirates

Exhibit 21

GP Strategies Middle East Training L.L.C.	United Arab Emirates
General Physics (UK) Ltd.	United Kingdom
GP Strategies Holdings Limited	United Kingdom
GP Strategies Automotive Limited	United Kingdom
GP Strategies Limited	United Kingdom
GP Strategies Training Ltd.	United Kingdom
Jencal Training Limited	United Kingdom
TTi Global, Inc.	United States, Michigan

2